As filed with the Securities and Exchange Commission on August 10, 2000.
                                                      Registration No. 333-36326
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                ----------------


                          PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                ----------------

                             AMERICAN RIVER HOLDINGS
             (Exact name of registrant as specified in its charter)

          California                        6022                      68-0352144
  (State or other jurisdiction     (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)   Classification Code Number)   Identification No.)

                                ----------------

  1545 River Park Drive, Suite 107, Sacramento, California 95815, (916)565-6100
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                 DAVID T. TABER
                      President and Chief Executive Officer
                             American River Holdings
                        1545 River Park Drive, Suite 107
                          Sacramento, California 95815
                                 (916) 565-6100
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                ----------------

                                   Copies to:

         GLENN T. DODD, ESQ.                         R. BRENT FAYE, ESQ.
        JOSEPH G. MASON, ESQ.                      Lillick & Charles, LLP
          Coudert Brothers                   Two Embarcadero Center, Suite 2700
  303 Almaden Boulevard, 5th Floor          San Francisco, California 94111-3996
   San Jose, California 95110-2721                     (415) 984-8200
           (408) 297-9982

      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                ----------------


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Article Five of the Registrant's articles of incorporation, as amended, authorizes the Registrant to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in
Section 204 of the California Corporations Code with respect to actions for breach of duty to the Registrant and its shareholders. Section 5.1 through 5.11 of Article V of the Registrant's bylaws provides for mandatory indemnification of each director of the Registrant except as prohibited by law.

         The Registrant maintains a directors' and officers' liability insurance policy that indemnifies the Registrant's directors and officers against certain losses in connection with claims made against them for certain wrongful acts. In addition, the Registrant has entered into separate indemnification agreements with its directors and officers that require the Registrant, among other things,
(i) to maintain directors' and officers' insurance in reasonable amounts in favor of those individuals, and (ii) to indemnify them against certain liabilities that may arise by reason of their status or service as Agents of the Registrant to the fullest extent permitted by California law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A)  Exhibits.

         Exhibit
         Number                      Document Description
         -------                     --------------------

         2.1 Agreement and Plan of Reorganization and Merger by and among the Registrant, ARH Interim National Bank and North Coast Bank, N.A., dated as of March 1, 2000 (included as Annex A to the joint proxy statement/prospectus).**


         3.1     Articles of Incorporation, as amended.**

         3.2     Bylaws, as amended.**

         4.1     Specimen of the Registrant's common stock certificate.**


         5.1     Opinion of Coudert Brothers.**

         8.1     Tax Opinion of Perry-Smith LLP.


         10.1 Lease agreement between American River Bank and Spieker Properties, L.P., a California limited partnership, dated April 1, 2000, related to 1545 River Park Drive, Suite 107, Sacramento, California.**

         10.2 Lease agreement and addendum between American River Bank and Bradshaw Plaza Group each dated January 31, 2000, related to 9750 Business Park Drive, Sacramento, California.**

         10.3 Lease agreement between American River Bank and Marjorie G. Taylor dated April 5, 1984, and addendum dated July 16, 1997, related to 10123 Fair Oaks Boulevard, Fair Oaks, California.**

         10.4 Lease agreement between American River Bank and Sandalwood Land Company dated August 28, 1996, related to 2240 Douglas Boulevard, Suite 100, Roseville, California.**

         10.5 Lease agreement between American River Holdings and Union Bank of California dated June 29, 1999, related to 1540 River Park Drive, Suite 108, Sacramento, California.**

        *10.6    American River Holdings 1995 Stock Option Plan.**

        *10.7 Form of Nonqualified Stock Option Agreement under the 1995 Stock Option Plan.**

        *10.8 Form of Incentive Stock Option Agreement under the 1995 Stock Option Plan.**

        *10.9 American River Bank 401(k) Plan and amendment no. 1 dated April 1, 1998.**

        *10.10 American River Holdings Stock Option Gross-Up Plan and Agreement, as amended, dated May 20, 1998.**

        *10.11   American River Bank Deferred Compensation Plan dated May 1,
                 1998.**

        *10.12   American River Bank Deferred Fee Plan dated April 1, 1998.**

        *10.13 Employment agreement with David T. Taber dated May 29, 1996, and amendment dated July 18, 1996.**

        *10.14 Employment agreement with William L. Young dated May 29, 1996, and amendment dated July 18, 1996.**

        *10.15 American River Bank Incentive Compensation Plan for Executive Management dated July 17, 1996.**

        *10.16 American River Bank Employee Severance Policy dated March 18, 1998.**

        *10.17   American River Bank Employee Stock Purchase Plan.**


          16.1   Letter of Richardson & Company.**

          21.1 The Registrant's only subsidiaries are American River Bank and First Source Capital.**

          23.1   Consent of Perry-Smith LLP (American River Holdings).**

          23.2   Consent of Perry-Smith LLP (North Coast Bank, N.A.).**

          23.3   Consent of Richardson & Company (North Coast Bank, N.A.).**

          23.4   Consent of Coudert Brothers (included in Exhibit 5.1).**

          23.5 Consent of Seapower Carpenter Capital, Inc., dba Carpenter and Company.**

          23.6   Consent of Hoefer & Arnett Incorporated.**


          23.7   Consent of Perry-Smith LLP.

          24.1   Power of Attorney (see Page II-6).**

          27.1   Financial Data Schedule.**


          99.1 Form of proxy to be used in soliciting shareholders of American River Holdings for the annual meeting.**

          99.2 Form of proxy to be used in soliciting shareholders of North Coast Bank, N.A. for the special meeting.**


         *99.3 Employment agreement with Kathy A. Pinkard dated December 16, 1999.**

         *99.4 Change of control employment agreement with Debbie K. Fakalata dated December 16, 1999.**

         *99.5 Change of control employment agreement with David A. Wattell dated December 16, 1999.**

          99.6 Lease agreement and addenda between Windsor Oaks National Bank (predecessor to North Coast Bank, N.A.) and Hotel St. Paul Partnership, each dated April 30, 1992, related to 8733 Lakewood Drive, Windsor, California.**

          99.7 Lease agreement and addendum between North Coast Bank, N.A. and Rosario LLC, each dated September 1, 1998, related to 50 Santa Rosa Avenue, Santa Rosa, California.**

        *   Denotes management contracts, compensatory plans or arrangements.

        **  Filed previously.



    (B)  Financial Statement Schedules:  Not applicable.

ITEM 22. UNDERTAKINGS

         (1) The undersigned registrant hereby undertakes: (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will the contain information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on the 10th day of August 2000.


                                            AMERICAN RIVER HOLDINGS



                                            By /s/ DAVID T. TABER
                                               ------------------------------
                                               David T. Taber
                                               President and
                                               Chief Executive Officer


         Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                       TITLE                      DATE


/s/ DAVID T. TABER                Director, President and       August 10, 2000
-------------------------------   Chief Executive Officer
David T. Taber                    (Principal Executive
                                  Officer) and Director



/s/ MITCHELL A. DERENZO           Chief Financial Officer       August 10, 2000
-------------------------------   (Principal Financial
Mitchell A. Derenzo               Officer and Principal
                                  Accounting Officer)



** /s/ SAM J. GALLINA             Chairman and Director         August 10, 2000
-------------------------------
Sam J. Gallina



** /s/ JAMES O. BURPO             Director                      August 10, 2000
-------------------------------
James O. Burpo

** /s/ CHARLES D. FITE            Director                      August 10, 2000
-------------------------------
Charles D. Fite



** /s/ WAYNE C. MATTHEWS, M.D.    Director                      August 10, 2000
-------------------------------
Wayne C. Matthews, M.D.



                                  Director                      August _, 2000
-------------------------------
Marjorie J. Taylor



** /s/ ROGER J. TAYLOR, D.D.S.    Director                      August 10, 2000
-------------------------------
Roger J. Taylor, D.D.S.



** /s/ STEPHEN H. WAKS            Director                      August 10, 2000
-------------------------------
Stephen H. Waks



** /s/ WILLIAM L. YOUNG           Director                      August 10, 2000
-------------------------------
William L. Young




**By Attorneys-in-Fact:


/s/ DAVID T. TABER                                              August 10, 2000
-------------------------------
David T. Taber



/s/ MITCHELL A. DERENZO                                         August 10, 2000
-------------------------------
Mitchell A. Derenzo

                                  EXHIBIT INDEX

      Exhibit
      Number                         Document Description
      -------                        --------------------

         2.1 Agreement and Plan of Reorganization and Merger by and among the Registrant, ARH Interim National Bank and North Coast Bank, N.A., dated as of March 1, 2000 (included as Annex A to the joint proxy statement/prospectus).**

         3.1     Articles of Incorporation, as amended.**

         3.2     Bylaws, as amended.**

         4.1     Specimen of the Registrant's common stock certificate.**


         5.1     Opinion of Coudert Brothers.**

         8.1     Tax Opinion of Perry-Smith LLP.


        10.1 Lease agreement between American River Bank and Spieker Properties, L.P., a California limited partnership, dated April 1, 2000, related to 1545 River Park Drive, Suite 107, Sacramento, California.**

        10.2 Lease agreement and addendum between American River Bank and Bradshaw Plaza Group each dated January 31, 2000, related to 9750 Business Park Drive, Sacramento, California.**

        10.3 Lease agreement between American River Bank and Marjorie G. Taylor dated April 5, 1984, and addendum dated July 16, 1997, related to 10123 Fair Oaks Boulevard, Fair Oaks, California.**

        10.4 Lease agreement between American River Bank and Sandalwood Land Company dated August 28, 1996, related to 2240 Douglas Boulevard, Suite 100, Roseville, California.**

        10.5 Lease agreement between American River Holdings and Union Bank of California dated June 29, 1999, related to 1540 River Park Drive, Suite 108, Sacramento, California.**

       *10.6     American River Holdings 1995 Stock Option Plan.**

       *10.7 Form of Nonqualified Stock Option Agreement under the 1995 Stock Option Plan.**

       *10.8 Form of Incentive Stock Option Agreement under the 1995 Stock Option Plan.**

       *10.9 American River Bank 401(k) Plan and amendment no. 1 dated April 1, 1998.**

       *10.10 American River Holdings Stock Option Gross-Up Plan and Agreement, as amended, dated May 20, 1998.**

       *10.11    American River Bank Deferred Compensation Plan dated May 1,
                 1998.**

       *10.12    American River Bank Deferred Fee Plan dated April 1, 1998.**

       *10.13 Employment agreement with David T. Taber dated May 29, 1996, and amendment dated July 18, 1996.**

       *10.14 Employment agreement with William L. Young dated May 29, 1996, and amendment dated July 18, 1996.**

       *10.15 American River Bank Incentive Compensation Plan for Executive Management dated July 17, 1996.**

       *10.16 American River Bank Employee Severance Policy dated March 18, 1998.**

       *10.17    American River Bank Employee Stock Purchase Plan.**


         16.1    Letter of Richardson & Company.**


         21.1 The Registrant's only subsidiaries are American River Bank and First Source Capital.


         23.1    Consent of Perry-Smith LLP (American River Holdings).**

         23.2    Consent of Perry-Smith LLP (North Coast Bank, N.A.).**

         23.3    Consent of Richardson & Company (North Coast Bank, N.A.).**


         23.4    Consent of Coudert Brothers (included in Exhibit 5.1).


         23.5 Consent of Seapower Carpenter Capital, Inc., dba Carpenter and Company.**

         23.6    Consent of Hoefer & Arnett Incorporated.**


         23.7    Consent of Perry-Smith LLP.

         24.1    Power of Attorney (see Page II-6).**

         27.1    Financial Data Schedule.**


         99.1 Form of proxy to be used in soliciting shareholders of American River Holdings for the annual meeting.**

         99.2 Form of proxy to be used in soliciting shareholders of North Coast Bank, N.A. for the special meeting.**

        *99.3 Employment agreement with Kathy A. Pinkard dated December 16, 1999.**


        *99.4 Change of control employment agreement with Debbie K. Fakalata dated December 16, 1999.**

        *99.5 Change of control employment agreement with David A. Wattell dated December 16, 1999.**

         99.6 Lease agreement and addenda between Windsor Oaks National Bank (predecessor to North Coast Bank, N.A.) and Hotel St. Paul Partnership, each dated April 30, 1992, related to 8733 Lakewood Drive, Windsor, California.**

         99.7 Lease agreement and addendum between North Coast Bank, N.A. and Rosario LLC, each dated September 1, 1998, related to 50 Santa Rosa Avenue, Santa Rosa, California.**

         *  Denotes management contracts, compensatory plans or arrangements.

         ** Filed previously.